UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): July 10, 2009

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1661 Worthington Road Suite 100 West Palm Beach, Florida		33409

(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 10, 2009, Ocwen Financial Corporation (the “Company”) provided notice to holders of the 3.25% Contingent Convertible Unsecured Senior Notes due 2024 (the “Securities”) of their option to convert all or any of their Securities into shares of common stock of the Company as a result of the Company’s previously announced planned separation of most of the business operations currently known as Ocwen Solutions through a tax-free spin-off of an existing subsidiary of the Company, Altisource Portfolio Solutions S.A. (“Altisource”), which will become a separate, publicly-traded company (the “Separation”). Altisource has filed a Registration Statement on Form 10 with the Securities and Exchange Commission in connection with the Separation.

The consummation of the Separation is subject to the approval of the board of directors of the Company and the satisfaction of certain conditions (including the effectiveness of the related registration statement with the SEC), and there is no assurance that the Separation will be consummated.

A copy of the cover letter and notice provided to holders of the Securities are attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a) – (c)	Not applicable.

(d)	Exhibits:

99.1	Ocwen Financial Corporation Notice To All Holders of 3.25% Contingent Convertible Unsecured Senior Notes due 2024

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date:	July 10, 2009	By:	/s/ David J. Gunter
David J. Gunter
Executive Vice President and Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)

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EXHIBIT INDEX

Exhibit No.	Document

99.1	Ocwen Financial Corporation Notice To All Holders of 3.25% Contingent Convertible Unsecured Senior Notes due 2024

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